Exhibit 24.1

to Registration Statement

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Glen F. Post, III, R. Stewart Ewing, Jr. and Stacey W. Goff, or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of CenturyLink, Inc. relating to the deferred offering of, among other things, debt securities, preferred stock, depositary shares, common stock, warrants and units of CenturyLink, Inc., and any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 25th day of January, 2012.

Signature	Title	Date

/s/ William A. Owens	Chairman of the Board of Directors	January 25, 2012
William A. Owens

/s/ Harvey P. Perry	Vice Chairman of the Board of Directors	January 25, 2012
Harvey P. Perry

/s/ Charles L. Biggs	Director	January 25, 2012
Charles L. Biggs

/s/ Virginia Boulet	Director	January 25, 2012
Virginia Boulet

/s/ Peter C. Brown	Director	January 25, 2012
Peter C. Brown

/s/ Richard A. Gephardt	Director	January 25, 2012
Richard A. Gephardt

/s/ W. Bruce Hanks	Director	January 25, 2012
W. Bruce Hanks

/s/ Gregory J. McCray	Director	January 25, 2012
Gregory J. McCray

Signature	Title	Date

/s/ C.G. Melville, Jr.	Director	January 25, 2012
C.G. Melville, Jr.

/s/ Edward A. Mueller	Director	January 25, 2012
Edward A. Mueller

/s/ Fred R. Nichols	Director	January 25, 2012
Fred R. Nichols

/s/ Michael J. Roberts	Director	January 25, 2012
Michael J. Roberts

/s/ Laurie A. Siegel	Director	January 25, 2012
Laurie A. Siegel

/s/ James A. Unruh	Director	January 25, 2012
James A. Unruh

/s/ Joseph R. Zimmel	Director	January 25, 2012
Joseph R. Zimmel